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                                                                     EXHIBIT 2.2

                              AMENDMENT NUMBER ONE
                          TO STOCK PURCHASE AGREEMENT

         This Amendment Number One to Stock Purchase Agreement (this "Amendment") is entered into as of the 7th day of March, 1998, by and among the undersigned.

         In consideration of the mutual covenants, agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:

         1. The purpose of this Amendment is to amend that certain Stock Purchase Agreement (the "Agreement") dated as of February 9, 1998, by and among Purchaser, the Cannon Companies and the Selling Shareholders.

         2. The parties hereto agree that Section 2.2(a) shall hereby be amended to change "March 8, 1998" to "March 27, 1998."

         3. The parties hereto agree that Article IV of the Agreement shall be amended to add the following new Section 6.27:

                          6.27 Section 338 Election. The parties agree that at the election of Purchaser, certain or all of the Cannon Companies which have previously elected to be taxed as S corporations for federal income tax purposes and their respective shareholders shall make an election under Section 1.338(h)(10)-1 of the Treasury Regulations under Section 338 of the Code to treat each such S corporation immediately prior to the purchase of stock hereunder as if it sold all its assets and liquidated. As consideration for the parties agreeing to the election, Purchaser agrees to increase the Purchase Price as to any Selling Shareholder in an amount equal to (i) the increased federal income tax liability of such Selling Shareholders directly caused by the Section 338 election made pursuant to this Section 6.27 (the "Tax Amount") plus, (ii) the increased federal income tax liability of such Selling Shareholders directly caused by the payment of the Tax Amount by the Purchaser to such Selling Shareholders under this
                          Section 6.27.
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         4.      All initial capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

         5. Except as specifically set forth herein, all of the terms of the Agreement shall remain the same and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                        PALM HARBOR HOMES, INC.

                                        /s/ Scott Chaney
                                        --------------------------------------
                                        Scott Chaney, Executive Vice President

                                        CANNON MANUFACTURED HOUSING
                                        GROUP, INC.


                                        /s/ Thomas G. Cannon
                                        --------------------------------------
                                        Thomas G. Cannon, President

                                        CANNON MOBILE HOMES, INC.


                                        /s/ Thomas G. Cannon
                                        --------------------------------------
                                        Thomas G. Cannon, President

                                        PLEASANT VALLEY MOBILE HOMES, INC.


                                        /s/ Thomas G. Canon
                                        --------------------------------------
                                        Thomas G. Cannon, President

                                        COUNTRYSIDE MOBILE HOMES, INC.


                                        /s/ Thomas G. Cannon
                                        --------------------------------------
                                        Thomas G. Cannon, President

                                        CUMBERLAND HOMES, INC.

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                                        /s/ Thomas G. Cannon
                                        --------------------------------------
                                        Thomas G. Cannon, President

                                        ALL STAR MOBILE HOMES, INC.


                                        /s/ Thomas G. Cannon
                                        --------------------------------------
                                        Thomas G. Cannon, President


                                        FIRST HOME MORTGAGE CORPORATION


                                        /s/ Thomas G. Cannon
                                        --------------------------------------
                                        Thomas G. Cannon, President


                                        SELLING SHAREHOLDERS


                                        /s/ Thomas G. Cannon
                                        --------------------------------------
                                        Thomas G. Cannon


                                        /s/ Dale F. Cannon
                                        --------------------------------------
                                        Dale F. Cannon


                                        /s/ Jack H. Coffey
                                        --------------------------------------
                                        Jack H. Coffey


                                        /s/ John G. Blake
                                        --------------------------------------
                                        John G. Blake


                                        /s/ Todd R. Cannon
                                        --------------------------------------
                                        Todd R. Cannon

                                        Estate of Grover R. Cannon

                                        By:   /s/ Thomas G. Cannon
                                           -----------------------------------
                                        Title:  Co-Executor
                                              --------------------------------




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         The undersigned spouses have joined in this Amendment for the sole purpose of subjecting to the provisions of this Amendment any community property interest in the Cannon Companies Common Stock that such spouse may own.


                                        /s/ Martha P. Coffey
                                        --------------------------------------
                                        Martha P. Coffey


                                        /s/ Wanda H. Cannon
                                        --------------------------------------
                                        Wanda H. Cannon

                                        /s/ Peggy T. Cannon
                                        --------------------------------------
                                        Peggy T. Cannon


                                        /s/ Delena D. Blake
                                        --------------------------------------
                                        Delana D. Blake


                                        /s/ Virginia G. Cannon
                                        --------------------------------------
                                        Virginia G. Cannon





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